UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2011

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Form 8-K to report particular information related to unregistered sales of the Company's Common Stock (the "Common Stock"), if the aggregate number of such shares sold since the filing of the Company's last periodic report is equal to or greater than 5% of the outstanding Common Stock.

All securities referenced herein were issued in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and/or the rules promulgated thereunder. The certificates representing such securities bear legends to that effect.

On October 17, 2011, the aggregate number of shares of Common Stock sold in unregistered transactions by the Company exceeded the 5% threshold. The following is a description of all sales of unregistered shares of Common Stock by the Company since our last report on Form 8-K, which was filed on September 23, 2011:

On September 26, 2011 the Company granted 93,484 shares of Common Stock to a vendor at a price of $0.06 per share for services rendered in the amount of $5,609.

On September 27, 2011 and October 17, 2011 the Company entered into two Convertible Promissory Notes with two unrelated third-parties for a principal amount of $392,000 and warrants to purchase 1,276,000 shares of the Company's Common Stock. The Convertible Promissory Notes mature on 3/31/2012 and 4/30/12, and the Company may, at its own discretion, extend the maturity date for an additional six months. The Notes bear interest of 12% per annum payable in cash or shares of common stock or a combination of cash and shares of common stock. The decision whether to pay in cash, shares of common stock or combination of both shall be at the sole discretion of the Company. The Notes are convertible into shares of common stock by dividing (i) the then outstanding balance of such note by (ii) the product of seventy percent multiplied by the arithmetic average of the volume weighted average price of the common stock for the ten consecutive trading days ending on the day that is three trading days prior to the applicable investment date. The warrant price per share is equal to the product of fifty percent multiplied by the arithmetic average of the volume weighted average price of the Common Stock for the ten consecutive trading days ending on the day that is three trading days prior to the date of the warrant.

On October 3, 2011 the Company granted 183,312 shares of Common Stock to a third-party note holder for quarterly interest payment in the amount of $6,049.

On October 6, 2011 the Company granted 394,286 shares of common stock to a third-party who exercised options at a price of $0.105 per share in exchange for a reduction in accounts payable of $41,400.

On October 6, 2011 the Company granted 37,217 shares of common stock to a vendor at a price of $0.06 per share in exchange for a reduction in accounts payable of $2,233.

On October 12, 2011 the Company granted a third-party a warrant to purchase 166,667 shares of Common Stock at a price of $0.06 per share in exchange for services in the amount of $10,000. The warrant vests equally over two years.

On October 19, 2011 the Company granted Michael Finely a Warrant to purchase 1,050,000 shares of Common Stock at a price of $0.06 per share in connection with his appointment to the Company's Board of Directors. The Warrant vests equally over three years and expires five years after the issuance date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
October 21, 2011	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer